                                   EXHIBIT 11

                  Information Resources, Inc. and Subsidiaries

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE



                                                            1993                  1992                  1991
                                                    -------------------    -----------------     --------------------
                                                                 Fully                 Fully                   Fully
Year Ended December 31,                             Primary     Diluted    Primary    Diluted    Primary      Diluted
                                                    --------    -------    -------    -------    -------      -------

Net Income for the period:
Income before cumulative
 effect of change in accounting principle           $22,215     $22,215    $19,247    $19,247    $15,386      $15,386
Cumulative effect of change in accounting
 principle                                            1,864       1,864         --         --         --           --
                                                     ------      ------     ------     ------     ------       ------
 Net Income                                          24,079      24,079     19,247     19,247     15,386       15,386
  Adjustment  of net income for the
  period for assumed interest reduction,
  net of tax effect, pursuant to
  modified treasury stock method (1)                     68          39         --         --        177           77
                                                     ------      ------     ------     ------     ------       ------
      Adjusted net income (A)                       $24,147     $24,118    $19,247    $19,247    $15,563      $15,463
                                                     ======      ======     ======     ======     ======       ======
 Weighted common shares outstanding:                 24,991     24,991     23,120      23,120     21,161       21,161
 Net additional shares in excess of 20%
  of outstanding issuable pursuant to
  modified treasury stock  method (1)                  1,848      2,169        618         --      1,516        1,702
 Dilutive effect of options outstanding
  during the period (2)                                   --         --        768      1,697        480          535
                                                     -------     ------     ------     ------     ------       ------
      Total common and common
       equivalent shares (B)                         26,839      27,160     24,506     24,817     23,157       23,398
                                                     ======      ======     ======     ======     ======       ======
 Income per common and common
  equivalent shares (A) / (B):
  Before cumulative effect of
    accounting change                               $  0.83    $   0.82    $ 0.79     $  0.78    $  0.67      $  0.66
  Cumulative effect of accounting change               0.07        0.07        --          --         --           --
                                                     ------     -------     ------     ------     ------       ------

  Net income                                        $  0.90    $   0.89    $ 0.79     $  0.78    $  0.67      $  0.66
                                                    =======    ========    ======     =======    =======      =======

(1) The modified treasury stock method was used to compute income per common and common equivalent share for the quarters ended March 31, June 30, and September 30, 1991, the quarters ended June 30 and September 30, 1992 and for all quarters in 1993 since options and warrants outstanding exceeded 20% of shares of common stock outstanding. The treasury stock method was used to calculate income per common and common equivalent share for all other periods.

(2) Since the fourth quarter incremental shares were greater than the average of the four quarters in 1992 and 1993, the fourth quarter incremental shares were used in the year-to-date fully diluted calculation.